REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

To the Board of Directors and Shareholders of:
JEKYLL ISLAND VENTURES INC.

I have audited the accompanying balance sheet of Jekyll Island Ventures, Inc. as of
December 31, 2008 and the related statement of income, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight
Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jekyll Island Ventures, Inc. as of
December 31, 2008, and the results of its operations and cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

/s/ Michael F. Albanese
___________________________
Michael F. Albanese, CPA
Parsippany, NJ

October 5, 2010

                                                          F30

JEKYLL ISLAND VENTURES INC.
BALANCE SHEET
DECEMBER 31, 2008

ASSETS

Current assets
Cash	$8,165
Accounts receivable	72,485
Prepaid expenses	563

$81,213

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$23

Stockholders' equity
Common stock, no par value; 200 shares
authorized, issued and outstanding	667
Retained earnings	80,523

Total stockholders' equity	81,190

$81,213

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JEKYLL ISLAND VENTURES INC.
INCOME STATEMENT
DECEMBER 31, 2008

Sales	$359,590

Cost of sales	77,700

Gross profit	281,890

Operating expenses
General and administrative expenses	259,730

Income from operations before provision for income taxes	22,160

Provision for income taxes	400

Net income	$21,760

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JEKYLL ISLAND VENTURES INC.
STATEMENT OF CASH FLOWS
DECEMBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,760
Adjustments to reconcile net income to net
cash used by operating activities
Increase (Decrease) in cash flows as a result of
changes in asset and liability account balances:
Accounts receivable	(21,348)
Prepaid expenses	(563)
Accounts payable	(186)

NET CASH USED BY OPERATING ACTIVITIES	(337)

NET DECREASE IN CASH	(337)

CASH - BEGINNING OF YEAR	8,502

CASH - END OF YEAR	$8,165

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Income taxes	$400

JEKYLL ISLAND VENTURES INC.

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STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
DECEMBER 31, 2008

	Common stock		Retained
	Shares	Amount	Earnings	Totals

Balances, December 31, 2007	200	$667	$58,763	$59,430

Net income			21,760	21,760

Balances, December 31, 2008	200	$667	$80,523	$81,190

Note 1 - Organization and Basis of Presentation

The financial statements presented are those Jekyll Island Ventures Inc., (the “Company”). The Company was incorporated under the laws of the State of New York on January 7, 2005.  The Company provides media technology services to the real estate community.  The Company also provides website development services, sales office technology and data interchange services for many real estate firms located in New York City.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include checking and money market accounts and any highly liquid debt instruments purchased with a maturity of three months or less.

Revenue Recognition

Revenue is recognized when services are completed and delivered to the customer.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

The Company is an S Corporation for federal and New York State income tax purposes.  The stockholders of an S Corporation include their respective share of the corporation's income or loss in their individual income tax returns.  Accordingly, the Company pays no federal and New York State income taxes on income earned and receives no income tax benefits for losses sustained.  It is, however, subject to New York City income taxes.

Note 3 – Risks and Uncertainties

Uninsured Cash Balances

Substantially all amounts of cash accounts held at financial institutions are insured by the FDIC.

Note 4 – Commitments and Contingencies

The Company provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated.

Note 5 – Subsequent Events

On October 1, 2009 Gotham Innovation Lab Inc. (“Gotham Lab”) acquired all of the assets and business operations of the Company for 500,000 shares of Gotham Lab’s common stock at a value of $.10 per share, and for 1,500,000 options to purchase the Gotham Lab’s common stock over a three year period at a value of $.09 per share.    On February 1, 2010, the Company dissolved and distributed its shares of Gotham Lab’s common stock to the Company’s shareholders.  Gotham Lab maintained the Company’s d/b/a name of Gotham Photo Company.

Gotham Lab was incorporated on September 23, 2009 under the laws of the state of New York and is a wholly owned subsidiary of iGambit Inc.  Gotham Lab was created to complete the acquisition of the Company.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

To the Board of Directors and Shareholders of:
JEKYLL ISLAND VENTURES INC.

I have reviewed the accompanying balance sheet and the related statement of operations, changes in stockholders’ equity, and cash flows of Jekyll Island Ventures, Inc. as of
September 30, 2009. These financial statements are the responsibility of the Company's management.

Except as discussed in the following paragraph, I conducted my review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, except for the effects of the Company’s presentation of accounts receivable not including a reserve of $46,000, I am not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

/s/ Michael F. Albanese
___________________________
Michael F. Albanese, CPA
Parsippany, NJ

October 5, 2010

F35

JEKYLL ISLAND VENTURES INC.
BALANCE SHEET
FOR THE NINE MONTHS ENDING SEPTEMBER 31, 2009
ASSETS
Current assets
Cash	$4,023
Accounts receivable	66,958

	$70,981

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity
Common stock, no par value; 200 shares
authorized, issued and outstanding	--
Retained earnings	70,981

Total stockholders' equity	70,981

	$70,981
JEKYLL ISLAND VENTURES INC.
INCOME STATEMENT
FOR THE NINE MONTHS ENDING SEPTEMBER 31, 2009
Sales		$249,925

Cost of sales		59,417

Gross profit		190,508

Operating expenses
General and administrative expenses		199,619

Loss from operations before provision for income taxes		(9,111)

Provision for income taxes		431

Net loss		$(9,542)
JEKYLL ISLAND VENTURES INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDING SEPTEMBER 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss			$(9,542)
Adjustments to reconcile net loss to net
cash used by operating activities
Increase (Decrease) in cash flows as a result of
changes in asset and liability account balances:
Accounts receivable				5,527
Prepaid expenses				563
Accounts payable				(23)

NET CASH USED BY OPERATING ACTIVITIES				(3,475)

NET CASH USED BY FINANCING ACTIVITIES:
Return of capital				(667)

NET DECREASE IN CASH				(4,142)

CASH - BEGINNING OF PERIOD				8,165

CASH - END OF PERIOD			$4,023

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes			$431

F36

JEKYLL ISLAND VENTURES INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDING SEPTEMBER 31, 2009

	Common stock		Retained
	Shares	Amount	Earnings	Totals

Balances, December 31, 2008	200	$667	$80,523	$81,190

Return of capital	--	(667)	--	(667)

Net loss			(9,542)	(9,542)

Balances, September 30, 2009	200	$--	$70,981	$70,981

Note 1 - Organization and Basis of Presentation

The financial statements presented are those Jekyll Island Ventures Inc., (the “Company”). The Company was incorporated under the laws of the State of New York on January 7, 2005.  The Company provides media technology services to the real estate community.  The Company also provides website development services, sales office technology and data interchange services for many real estate firms located in New York City.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include checking and money market accounts and any highly liquid debt instruments purchased with a maturity of three months or less.

Revenue Recognition

Revenue is recognized when services are completed and delivered to the customer.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

The Company is an S Corporation for federal and New York State income tax purposes.  The stockholders of an S Corporation include their respective share of the corporation's income or loss in their individual income tax returns.  Accordingly, the Company pays no federal and New York State income taxes on income earned and receives no income tax benefits for losses sustained.  It is, however, subject to New York City income taxes.

Note 3 – Risks and Uncertainties

Uninsured Cash Balances

Substantially all amounts of cash accounts held at financial institutions are insured by the FDIC.

Note 4 – Commitments and Contingencies

The Company provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated.

Note 5 – Subsequent Events

On October 1, 2009 Gotham Innovation Lab Inc. (“Gotham Lab”) acquired all of the assets and business operations of the Company for 500,000 shares of Gotham Lab’s common stock at a value of $.10 per share, and for 1,500,000 options to purchase the Gotham Lab’s common stock over a three year period at a value of $.09 per share.    On February 1, 2010, the Company dissolved and distributed its shares of Gotham Lab’s common stock to the Company’s shareholders.  Gotham Lab maintained the Company’s d/b/a name of Gotham Photo Company.

Gotham Lab was incorporated on September 23, 2009 under the laws of the state of New York and is a wholly owned subsidiary of iGambit Inc.  Gotham Lab was created to complete the acquisition of the Company.

F39

Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ 07054
Phone (973) 887-8124; Fax 9103
Cell (201) 406-5733 E-mail: Mike@costreductionsolutions.com

CONSENT OF REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors of iGambit Inc.:

I consent to the incorporation by reference in this Registration Statement on Form 10 filed with the Securities and Exchange Commission by iGambit, Inc., of my audit report dated February 7, 2011.

/s/ Michael F. Albanese

Michael F. Albanese, CPA

February 7, 2011
Parsippany, New Jersey
Certified Public Accountant

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